As filed with the Securities and Exchange Commission on December 10, 2007
Registration No. 333-147877

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________________

AMENDMENT NO. 1 TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
___________________________________________

TEMECULA VALLEY BANCORP INC.	TEMECULA VALLEY STATUTORY TRUST VI
(Exact Name of Co-Registrants as Specified in Charters)
California (State or other jurisdiction of incorporation or organization) 46-0476193 (I.R.S. Employer Identification Number)	Delaware (State or other jurisdiction of incorporation or organization) Applied for (I.R.S. Employer Identification Number)

27710 Jefferson Avenue, Suite A100
Temecula, California  92590
(951) 694-9940
(Address, Including Zip Code, and Telephone Number, Including
Area Code, of Co-Registrants’ Principal Executive Offices)

Donald A. Pitcher
 Chief Financial Officer
Temecula Valley Bancorp Inc.
27710 Jefferson Avenue, Suite A100
Temecula, California  92590
(951) 694-9940
(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service for Co-Registrants)

Copies to:
Stephanie E. Allen, Esq. McAndrews, Allen & Matson 1100 South Coast Highway, Suite 308 Laguna Beach, California 92651 (949) 497-0290	Kurt L. Kicklighter, Esq. Luce, Forward, Hamilton & Scripps LLP 600 West Broadway, Suite 2600 San Diego, California 92101 (619) 699-2526

Approximate date of commencement of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  [  ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  [  ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  [  ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box:  [  ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box:  [  ]

___________________________________________

CALCULATION OF REGISTRATION FEE
Title of each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(2)
___% Trust Preferred Securities of Temecula Valley Statutory Trust VI	2,012,500 securities	$10.00	$20,125,000	$618
___% Subordinated notes of Temecula Valley Bancorp (2)(3)(4)	—	—	—	—
Guarantee of Trust Preferred Securities(2)(3)(5)	—	—	—	—

(1)	Includes 262,500 shares which may be sold by Temecula Valley Statutory Trust VI to cover over-allotments.

(2)	The registration fee is calculated in accordance with Rule 457(i) and (n).

(3)
This Registration Statement is deemed to cover the ___% subordinated notes due 20__ of Temecula Valley Bancorp, the rights of holders of the notes under the indenture, and the rights of holders of the trust preferred securities under the trust agreement and the guarantee.

(4)
The ___% subordinated notes due 20__ will be purchased by Temecula Valley Statutory Trust VI with the proceeds of the sale of the trust preferred securities. The notes may later be distributed for no additional consideration to the holders of the trust preferred securities of Temecula Valley Statutory Trust VI upon its dissolution and the distribution of its assets.

(5)	No separate consideration will be received for the guarantee.

___________________________________________

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 16.  Exhibits

Exhibit Number	Description
Number	Description
1.1	Underwriting Agreement
4.1	Form of Indenture *
4.2	Form of Fixed Rate Junior Subordinated Note *
4.3	Certificate of Trust *
4.4	Declaration of Trust *
4.5	Form of Amended and Restated Trust Agreement *
4.6	Form of Preferred Securities Certificate (included as Exhibit C to Exhibit 4.5) *
4.7	Form of Guarantee Agreement *
5.1	Opinion of McAndrews, Allen & Matson *
5.2	Opinion of Richards, Layton & Finger, P.A. *
8.1	Opinion of Manatt, Phelps & Phillips, as to certain tax matters *
12.1	Calculation of ratios of earnings to fixed charges *
23.1	Consent of Independent Registered Public Accounting Firm *
23.2	Consent of Independent Registered Public Accounting Firm *
23.3	Consent of Richards, Layton & Finger, P.A. (included in opinion filed as Exhibit 5.2) *
23.4	Consent of McAndrews, Allen & Matson (included in opinion filed as Exhibit 5.1) *
23.5	Consent of Manatt, Phelps & Phillips, LLP (included in opinion filed as Exhibit 8.1) *
25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Wilmington Trust Company, as trustee under the Indenture *
25.2	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Wilmington Trust Company, as trustee under the Trust Agreement *
25.3	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Wilmington Trust Company, as trustee under the Guarantee Agreement *

* Filed as an exhibit to our Registration Statement on Form S-3 (333-147877) that was filed with the SEC   on December 7, 2007, and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Temecula, State of California, on December 7, 2007.
TEMECULA VALLEY BANCORP INC.

By:	/s/ Stephen H. Wacknitz
Stephen H. Wacknitz
President and Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below, hereby makes, constitutes and appoints Stephen H. Wacknitz his true and lawful attorney, with full power to sign for such person and in such person's name and capacity indicated below, with full power of substitution, any and all amendments, including post-effective amendments, to this registration statement, and to perform any acts necessary to file such amendments, with exhibits thereto and other documents in connection therewith, and each of the undersigned does hereby ratify and confirm his signature as it may be signed by his said attorney and agent to any and all such documents and all that said attorney and agent, or his substitute, shall do or cause to be done by virtue hereof.
Signature	Title	Date
/s/ Stephen H. Wacknitz Stephen H. Wacknitz	President, Chief Executive Officer (principal executive officer) and Chairman of the Board	December 7, 2007

/s/ Donald A. Pitcher Donald A. Pitcher	Executive Vice President, Chief Financial Officer (principal financial and accounting officer)	December 7, 2007

/s/ Steven W. Aichle, D.V.M. Dr. Steven W. Aichle	Director	December 7, 2007

/s/ Robert P. Beck, D.D.S. Dr. Robert P. Beck	Director	December 7, 2007

/s/ Neil M. Cleveland Neil M. Cleveland	Director	December 7, 2007

/s/ George Cossolias George Cossolias	Director	December 7, 2007

/s/ Luther J. Mohr Luther J. Mohr	Director	December 7, 2007

/s/ Richard W. Wright Richard W. Wright	Director	December 7, 2007

INDEX TO EXHIBITS ATTACHED TO THIS FORM S-3 AMENDMENT

Exhibit Number	Description
Number	Description
1.1	Underwriting Agreement